UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2009

GLOBAL CASH ACCESS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed by the Company, two of the Company’s significant stockholders, Karim Maskatiya and Robert Cucinotta, filed applications for certain gaming regulatory approvals from the Mississippi Gaming Commission (the “Mississippi Commission”) in connection with their ownership interests in MCA Processing, LLC. Neither of these applications was filed in connection with their ownership of the Company’s stock. After initially denying a finding of suitability of Messrs. Maskatiya and Cucinotta, at its March 26, 2009 meeting the Mississippi Commission reversed its position and granted Messrs. Maskatiya and Cucinotta permission to withdraw their applications under the condition that they not apply for any gaming regulatory approvals from the Mississippi Commission for a four year period.  As a result of the decision by the Mississippi Commission to permit Messrs. Maskatiya and Cucinotta to withdraw their applications, the Company believes it is no longer currently subject to the risk of encountering gaming regulatory issues with the Mississippi Commission as a result of the prior denial of findings of suitability for these two stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: April 2, 2009

By: /s/ Scott Betts
Scott Betts
Chief Executive Officer